EXHIBIT 99.1

Contact:
William L. Prater	Gary C. Bonds
Treasurer and Chief Financial	Senior Vice President and
Officer	Principal Accounting Officer
662/680-2000	662/680-2332
BancorpSouth Announces Earnings of $0.10 per Diluted Share
for First Quarter 2010
TUPELO, Miss., April 22, 2010/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended March 31, 2010.
Highlights for the first quarter include:

•	Profitable operations with net income of $8.4 million or $0.10 per diluted share.

•	Improvement in net interest margin to 3.88 percent, the highest quarterly level since the first quarter of 2003.

•	Increased net interest revenue on a comparable quarter basis (for the fourth consecutive quarter).

•	Continued strong deposit growth — primarily interest bearing demand deposits — and significant reductions in short-term debt.

•	A decline in noninterest expense, excluding deposit insurance assessment, on a comparable and sequential quarter basis.

•	Annualized net charge-offs of 1.26 percent of average loans and leases and non-performing loans and leases of 2.43 percent of net loans and leases.

•	A provision for credit losses more than 40 percent in excess of net charge-offs for the quarter, which increased the allowance for credit losses to 1.95 percent of net loans and leases.

•	A strong capital structure with common equity to assets of 9.56 percent and tangible common equity to tangible assets of 7.52 percent at the end of the quarter.
Summary Results
BancorpSouth’s net income for the first quarter of 2010 was $8.4 million, or $0.10 per diluted share, compared with $29.5 million, or $0.35 per diluted share, for the first quarter of 2009 and a net loss of $2.1 million, or $0.03 per diluted share, for the fourth quarter of 2009.
Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, commented, “BancorpSouth has operated effectively in a stressful economic environment that has continued to challenge the financial services industry. As throughout 2009, our new loan production for the first quarter of 2010 essentially offset loan runoff. We experienced strong growth in deposits, especially low cost interest bearing demand deposits, and strengthened liquidity by reducing short-term debt by a significant percentage on a sequential quarter basis for the fifth consecutive quarter. We also produced our fourth comparable quarter increase in net interest revenue. Net interest margin increased to 3.88 percent, which is the fourth consecutive sequential quarter increase and the highest level achieved in seven years. While the level of mortgage refinancing slowed significantly compared with the first quarter of 2009, we continued to achieve a solid performance in our mortgage origination business with mortgage production exceeding $200 million in originations for the quarter.
“Non-performing loans and leases were $235.7 million at the end of the first quarter, an increase of $49.2 million from the fourth quarter of 2009. Included in non-performing loans and leases at the end of the first quarter are $171.3 million of loans that have been subjected to impairment testing. These impaired loans have a specific reserve of $30.8 million included in the allowance for credit losses of $188.9 million at the quarter’s end. The remaining balance of non-performing loans and leases of $64.4 million represents loans and leases on non-accrual status, loans and leases 90 days or more past due and still accruing, and accruing restructured loans and leases. The balance of the allowance for credit losses not attributable to impaired loans was $158.1 million at the end of the first quarter of 2010. We are committed to remaining well-reserved against expected losses in our loan portfolio. We are encouraged by some indicators that suggest economic stabilization or mild strengthening, but we expect real estate values to remain under pressure, at least over the near term.
“First quarter operations were profitable, and the Company maintained strong capital and liquidity. We believe we are well positioned to cope with the challenges of the current environment.”
Net Interest Revenue
Net interest revenue was $111.9 million for the first quarter of 2010, an increase of 1.8 percent from $109.9 million for the first quarter of 2009 and a decrease of 0.4 percent from $112.3 million for the fourth quarter of 2009. The fully taxable equivalent net interest margin increased to 3.88 percent for the first quarter of 2010 from 3.74 percent for the first quarter of 2009 and 3.81 percent for the fourth quarter of 2009.
Patterson continued, “We are pleased with the fourth consecutive increase in comparable quarter net interest revenue. With loan growth an ongoing challenge in the current environment, we continued to focus our efforts on expanding our deposit funding and reducing our short-term debt. Due primarily to 14.5 percent growth in interest bearing demand deposits at March 31, 2010 from March 31, 2009 and 6.1 percent growth from the end of 2009, deposits grew to 93.6 percent of total funding at the end of the quarter from 84.1 percent and 91.3 percent at the end of the first quarter and fourth quarter, respectively, of 2009.”
Asset, Deposit and Loan Activity
Total assets at March 31, 2010 were $13.2 billion, compared with $13.5 billion at March 31, 2009. Total deposits were $11.0 billion at March 31, 2010, an increase of 8.9 percent from $10.1 billion at March 31, 2009. Loans and leases, net of unearned income, were approximately even at $9.7 billion on March 31, 2010 and March 31, 2009.
“Loan growth in the current economic environment continues to be a challenge. The banking industry, as a whole, has experienced a decline in loans for the last several quarters. We are encouraged that we have been able to maintain our volume of loans outstanding and believe that we are well positioned to capitalize on loan growth opportunities as the economy improves.
“Strong deposit growth has also reduced our reliance on short-term borrowed funds. While deposit rates generally exceed rates available for short-term borrowed funds, the current environment presents an excellent opportunity to attract new, and strengthen existing, deposit relationships.”
Provision for Credit Losses and Allowance for Credit Losses
For the first quarter of 2010, the provision for credit losses was $43.5 million compared with $14.9 million for the first quarter of 2009 and $62.3 million for the fourth quarter of 2009. Annualized net charge-offs were 1.26 percent of average loans and leases for the first quarter of 2010 compared with 0.54 percent for the first quarter of 2009 and 1.27 percent for the fourth quarter of 2009.

Non-performing loans and leases increased to $235.7 million, or 2.43 percent of net loans and leases, at March 31, 2010 from $73.8 million, or 0.76 percent of net loans and leases, at March 31, 2009 and from $186.5 million, or 1.91 percent of net loans and leases, at December 31, 2009. Again, $171.3 million of this $235.7 million are impaired loans with specific reserves of $30.8 million included in the allowance for credit losses. The total allowance for credit losses increased to 1.95 percent of net loans and leases at March 31, 2010 compared with 1.39 percent at March 31, 2009 and 1.80 percent at December 31, 2009.
Patterson, added, “Through the provision for credit losses for the first quarter, we significantly increased the allowance for credit losses for the second consecutive quarter. After the slight decline in net charge-offs for the first quarter compared with the fourth quarter of 2009, reserve coverage of annualized net charge-offs moved to 1.5 times from 1.4 times for the fourth quarter of 2009. We continue to focus significant efforts on the timely identification and resolution of our troubled loans. We are committed to ensuring that we maintain adequate reserves to cover expected losses.”
Noninterest Revenue
Noninterest revenue was $63.3 million for the first quarter of 2010 compared with $67.8 million for the first quarter of 2009 and $64.5 million for the fourth quarter of 2009. Changes in the valuation of BancorpSouth’s mortgage servicing rights (MSR) had no significant effect on the first quarter’s results. Results for the first quarter of 2010 included a gain on sale of securities of $1.3 million.
“Mortgage servicing and production income, excluding the MSR valuation adjustment, declined 45 percent from the first quarter of 2009 to $5.0 million,” stated Patterson. “The decrease is attributable to a decline in mortgage originations of 51 percent to $207 million. Despite the decline against a very strong comparable quarter in 2009, we are pleased with the performance of our mortgage origination business. Given the continuation of a mortgage rate environment favorable to purchase opportunities, as well as industry turmoil related to the exit of national or regional market participants, we expect a solid performance from our mortgage business for the year.
“In addition to our mortgage origination business, we remain fully committed to the strategic value of our insurance business, which continues to confront soft market conditions. Like the mortgage business, our insurance products and services have effectively enabled BancorpSouth to serve a larger portion of the financial needs of our existing customers, while introducing a significant number of new customers to the Company on an ongoing basis. They have also been instrumental in diversifying our revenue stream, significantly lessening our interest-spread dependence.
“Our first quarter revenue from credit and debit card fees increased 5.5 percent from the first quarter of 2009 and 11.6 percent from the fourth quarter of 2009. Service charge revenue for the first quarter declined 2.9 percent and 13.0 percent from the first and fourth quarters, respectively, of 2009. We are continuing to focus on managing the potential impact of new regulations on the fee structure of these businesses.”
Noninterest Expense
BancorpSouth has continued to manage its noninterest expenses well during the first quarter of 2010. Noninterest expense was $120.5 million for the first quarter, an increase of 0.4 percent from $120.0 million for the first quarter of 2009 and a decline of 2.3 percent from $123.4 million for the fourth quarter of 2009. Results again reflected an increase in BancorpSouth’s FDIC assessments. Noninterest expense, excluding the FDIC premium, for the first quarter of 2010 declined 0.5 percent from the first quarter of 2009 and 2.8 percent from the fourth quarter.

Capital Management
BancorpSouth’s commitment to a strong capital base is one of its fundamental operating principles. The Company’s ratio of shareholders’ equity to assets improved on a comparable quarter basis for the 15th consecutive quarter, increasing to 9.56 percent at March 31, 2010 from 9.33 percent at March 31, 2009. The ratio of tangible equity to tangible assets also increased to 7.52 percent at March 31, 2010 from 7.29 percent at March 31, 2009. BancorpSouth remains a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of approximately 10.89 percent at March 31, 2010 and total risk based capital of approximately 12.15 percent, compared with required minimum levels of 6 percent and 10 percent, respectively, to meet the definition of “well capitalized.”
Summary
Patterson concluded, “BancorpSouth operated soundly and profitably for the first quarter of 2010. In response to continuing economic uncertainty, we increased our allowance for credit losses, reduced debt, controlled costs and maintained strong capital levels and ample liquidity. Our revenue generation for the quarter continued the remarkable consistency demonstrated over the past two years despite the challenging economic environment.
“Based on our first quarter performance, we remain confident of the Company’s ability to cope effectively with the current environment. Although we continue to see scattered indicators of economic stabilization and growth, we remain appropriately cautious about the prospects for a sustained economic recovery in 2010. Recognizing that our recent geographic expansion into attractive new markets has provided much of our new loan production, we intend to continue pursuing careful de novo expansion in attractive and familiar markets within or contiguous to our existing geographic footprint. We will also continue to evaluate industry consolidation opportunities that meet our strategic objectives, which include being accretive to our financial results.”
Conference Call
BancorpSouth will conduct a conference call to discuss its first quarter 2010 results tomorrow, April 23, 2010, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to real estate values, our ability to manage through the current environment, our ability to capitalize on loan growth opportunities, our ability to remain well-reserved against losses in our loan portfolio, performance of our mortgage business, our credit metrics and accretive industry consolidation opportunities.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, changes in general business or economic conditions or government fiscal and monetary policies, volatility and disruption in national and international financial markets, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, BancorpSouth’s business model, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.2 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 314 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. BancorpSouth Bank also operates an insurance location in Illinois.

BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended
	March 31,
	2010		2009
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue	$111,882		$109,876
Provision for credit losses	43,519		14,945
Noninterest revenue	63,332		67,818
Noninterest expense	120,483		119,978

Income before income taxes	11,212		42,771
Income tax provision	2,816		13,294

Net income	$8,396		$29,477

Earnings per share: Basic	$0.10		$0.35

Diluted	$0.10		$0.35

Balance sheet data at March 31:
Total assets	$13,230,190		$13,458,364
Total earning assets	12,032,281		12,240,161
Loans and leases, net of unearned income	9,710,822		9,712,823
Allowance for credit losses	188,884		134,632
Total deposits	10,994,161		10,091,974
Common shareholders’ equity	1,264,884		1,255,659
Book value per share	15.16		15.11

Average balance sheet data:
Total assets	$13,127,171		$13,324,878
Total earning assets	11,979,546		12,187,151
Loans and leases, net of unearned interest	9,767,088		9,695,475
Total deposits	10,878,270		9,908,432
Common shareholders’ equity	1,265,409		1,238,971
Non-performing assets at March 31:
Non-accrual loans and leases	$199,637		$38,936
Loans and leases 90+ days past due, still accruing	20,452		27,299
Restructured loans and leases, still accruing	15,576		7,581
Other real estate owned	59,269		47,450

Total non-performing assets	294,934		121,266

Net charge-offs as a percentage of average loans (annualized)	1.26%		0.54%

Performance ratios (annualized):
Return on average assets	0.26%		0.90%
Return on common equity	2.69%		9.65%
Total shareholders’ equity to total assets	9.56%		9.33%
Tangible shareholders’ equity to tangible assets	7.52%		7.29%
Net interest margin	3.88%		3.74%

Average shares outstanding — basic	83,403,809		83,107,469
Average shares outstanding — diluted	83,574,695		83,234,105
Cash dividends per share	$0.22		$0.22

Tier I capital	10.89	%(1)	10.23%
Total Capital	12.15	%(1)	12.22%
Tier I leverage capital	8.84	%(1)	8.18%

(1)	Estimated as of earnings release date

BancorpSouth, Inc.
Consolidated Balance Sheets
(Unaudited)

	Mar-10	Dec-09	Sep-09	Jun-09	Mar-09
	(Dollars in thousands)
Assets
Cash and due from banks	$187,115	$222,741	$189,103	$236,327	$242,180
Interest bearing deposits with other banks	9,943	15,704	43,067	28,836	34,230
Held-to-maturity securities, at amortized cost	1,219,983	1,032,822	1,180,716	1,204,618	1,330,810
Available-for-sale securities, at fair value	891,221	960,772	958,158	969,207	993,529
Federal funds sold and securities purchased under agreement to resell	120,000	75,000	75,000	—	—
Loans and leases	9,756,081	9,822,986	9,803,235	9,806,735	9,759,787
Less: Unearned income	45,259	47,850	45,291	45,335	46,964
Allowance for credit losses	188,884	176,043	144,791	138,747	134,632

Net loans and leases	9,521,938	9,599,093	9,613,153	9,622,653	9,578,191
Loans held for sale	80,312	80,343	80,053	94,736	168,769
Premises and equipment, net	339,860	343,877	346,931	348,661	348,734
Accrued interest receivable	69,022	68,651	74,589	71,349	77,503
Goodwill	270,097	270,097	270,097	270,097	269,062
Bank owned life insurance	189,022	187,770	189,043	185,822	184,026
Other assets	331,677	310,997	251,963	265,513	231,330

Total Assets	$13,230,190	$13,167,867	13,271,873	13,297,819	13,458,364

Liabilities
Deposits:
Demand: Noninterest bearing	$1,860,579	$1,901,663	1,769,432	1,773,418	1,820,807
Interest bearing	4,589,029	4,323,646	4,055,395	3,960,008	4,005,620
Savings	768,302	725,192	712,446	718,302	719,676
Other time	3,776,251	3,727,201	3,759,761	3,705,819	3,545,871

Total deposits	10,994,161	10,677,702	10,297,034	10,157,547	10,091,974
Federal funds purchased and securities sold under agreement to repurchase	480,795	539,870	816,374	755,609	1,256,649
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	2,500	203,500	200,000	475,000	210,000
Accrued interest payable	17,972	19,588	24,243	24,084	22,841
Junior subordinated debt securities	160,312	160,312	160,312	160,312	160,312
Long-term Federal Home Loan Bank borrowings	112,760	112,771	286,281	286,292	286,302
Other liabilities	196,806	177,828	201,411	164,028	174,627

Total Liabilities	11,965,306	11,891,571	11,985,655	12,022,872	12,202,705
Shareholders’ Equity
Common stock	208,655	208,626	208,615	208,391	207,811
Capital surplus	223,307	222,547	222,135	220,859	216,138
Accumulated other comprehensive income (loss)	(10,645)	(8,409)	(18,568)	(25,162)	(23,620)
Retained earnings	843,567	853,532	874,036	870,859	855,330

Total Shareholders’ Equity	1,264,884	1,276,296	1,286,218	1,274,947	1,255,659

Total Liabilities & Shareholders’ Equity	$13,230,190	$13,167,867	$13,271,873	$13,297,819	$13,458,364

BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended
	Mar-10	Dec-09	Sep-09	Jun-09	Mar-09
INTEREST REVENUE:
Loans and leases	$126,956	$129,086	$129,455	$129,263	$129,209
Deposits with other banks	21	19	20	22	70
Federal funds sold and securities purchased under agreement to resell	82	43	27	3	1
Held-to-maturity securities:
Taxable	9,415	10,128	11,690	12,108	13,031
Tax-exempt	2,461	2,393	2,193	2,155	2,111
Available-for-sale securities:
Taxable	8,385	8,675	8,592	8,721	9,038
Tax-exempt	832	875	812	826	883
Loans held for sale	506	777	698	1,215	1,275

Total interest revenue	148,658	151,996	153,487	154,313	155,618

INTEREST EXPENSE:
Interest bearing demand	9,392	9,023	9,038	9,738	12,248
Savings	889	900	937	927	936
Other time	21,529	23,445	25,534	26,496	25,833
Federal funds purchased and securities sold under agreement to repurchase	228	305	331	421	572
FHLB borrowings	1,880	3,012	2,877	2,885	2,823
Junior subordinated debt	2,855	2,863	2,884	2,928	2,955
Other	3	101	150	(22)	375

Total interest expense	36,776	39,649	41,751	43,373	45,742

Net interest revenue	111,882	112,347	111,736	110,940	109,876
Provision for credit losses	43,519	62,271	22,514	17,594	14,945

Net interest revenue, after provision for credit losses	68,363	50,076	89,222	93,346	94,931

NONINTEREST REVENUE:
Mortgage lending	5,025	8,602	2,012	13,959	7,652
Credit card, debit card and merchant fees	8,810	7,883	8,902	9,111	8,348
Service charges	16,262	18,689	19,049	18,371	16,755
Trust income	2,587	3,014	2,435	2,040	2,209
Security gains (losses), net	1,297	(102)	—	42	5
Insurance commissions	21,668	17,583	20,134	20,575	22,645
Other	7,683	8,836	9,943	16,380	10,204

Total noninterest revenue	63,332	64,505	62,475	80,478	67,818

NONINTEREST EXPENSES:
Salaries and employee benefits	69,287	66,926	70,353	70,092	71,363
Occupancy, net of rental income	10,775	10,897	10,720	10,492	9,999
Equipment	5,739	5,578	5,853	5,855	6,222
Deposit insurance assessments	4,250	3,786	3,402	9,358	3,126
Other	30,432	36,174	32,344	28,209	29,268

Total noninterest expenses	120,483	123,361	122,672	124,006	119,978

Income (loss) before income taxes	11,212	(8,780)	29,025	49,818	42,771
Income tax expense (benefit)	2,816	(6,634)	7,494	15,951	13,294

Net income (loss)	$8,396	($2,146)	$21,531	$33,867	$29,477

Net income (loss) per share: Basic	$0.10	($0.03)	$0.26	$0.41	$0.35

Diluted	$0.10	($0.03)	$0.26	$0.41	$0.35

BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Mar-10	Dec-09	Sep-09	Jun-09	Mar-09
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,470,145	$1,466,569	$1,442,344	$1,441,718	$1,390,042
Real estate
Consumer mortgages	2,014,085	2,017,067	2,046,433	2,054,666	2,037,439
Home equity	549,924	550,085	540,875	532,337	519,528
Agricultural	266,649	262,069	254,647	242,034	238,466
Commercial and industrial-owner occupied	1,423,098	1,449,554	1,432,859	1,394,852	1,455,422
Construction, acquisition and development	1,428,882	1,459,503	1,533,622	1,652,052	1,692,526
Commercial	1,809,660	1,806,766	1,770,066	1,719,044	1,660,211
Credit cards	101,464	108,086	103,208	101,844	98,450
All other	646,915	655,437	633,890	622,853	620,739

Total loans	$9,710,822	$9,775,136	$9,757,944	$9,761,400	$9,712,823

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$176,043	$144,791	$138,746	$134,632	$132,793

Loans and leases charged off:
Commercial and industrial	(2,169)	(3,404)	(3,913)	(1,070)	(1,147)
Real estate
Consumer mortgages	(4,598)	(2,298)	(2,669)	(4,877)	(4,073)
Home equity	(1,683)	(1,835)	(1,278)	(1,106)	(1,153)
Agricultural	(207)	(401)	(407)	(3)	(37)
Commercial and industrial-owner occupied	(2,465)	(753)	(1,795)	(649)	(836)
Construction, acquisition and development	(15,769)	(20,766)	(3,160)	(4,335)	(4,377)
Commercial	(2,278)	(568)	(2,135)	(321)	(560)
Credit cards	(1,160)	(1,118)	(1,204)	(1,290)	(1,158)
All other	(1,050)	(954)	(938)	(815)	(810)

Total loans charged off	(31,379)	(32,097)	(17,499)	(14,466)	(14,151)

Recoveries:
Commercial and industrial	63	194	320	68	179
Real estate
Consumer mortgages	64	209	132	263	220
Home equity	52	76	28	2	3
Agricultural	—	—	—	—	2
Commercial and industrial-owner occupied	7	10	31	248	8
Construction, acquisition and development	56	7	31	4	86
Commercial	12	25	108	—	56
Credit cards	150	216	123	140	138
All other	297	341	257	261	353

Total recoveries	701	1,078	1,030	986	1,045

Net charge-offs	(30,678)	(31,019)	(16,469)	(13,480)	(13,106)

Provision charged to operating expense	43,519	62,271	22,514	17,594	14,945
Other, net	—	—	—	—	—

Balance, end of period	$188,884	$176,043	$144,791	$138,746	$134,632

Average loans for period	$9,767,088	$9,750,989	$9,750,159	$9,740,916	$9,695,475

Ratios:
Net charge-offs to average loans (annualized)	1.26%	1.27%	0.68%	0.55%	0.54%

BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Mar-10	Dec-09	Sep-09	Jun-09	Mar-09
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$6,306	$4,852	$7,048	$7,364	$5,523
Real estate
Consumer mortgages	24,047	20,731	12,433	9,946	8,398
Home equity	761	1,642	1,879	596	100
Agricultural	3,049	1,136	2,647	970	673
Commercial and industrial-owner occupied	15,083	7,039	5,044	2,631	4,153
Construction, acquisition and development	116,191	82,170	39,989	21,742	17,984
Commercial	30,094	23,209	12,228	1,023	925
Credit cards	1,072	1,044	850	816	939
All other	3,034	2,190	614	454	241

Total nonaccrual loans and leases	199,637	144,013	82,732	45,542	38,936

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	1,405	1,797	1,062	1,919	1,489
Real estate
Consumer mortgages	10,984	9,905	14,189	9,961	7,110
Home equity	320	810	707	1,651	1,375
Agricultural	199	1,015	289	3,292	421
Commercial and industrial-owner occupied	1,482	4,511	1,342	4,253	2,982
Construction, acquisition and development	3,339	13,482	1,477	18,648	11,372
Commercial	1,671	2,558	305	2,351	1,021
Credit cards	296	355	373	476	391
All other	756	1,868	955	1,315	1,138

Total loans and leases 90+ past due, still accruing	20,452	36,301	20,699	43,866	27,299

Restructured Loans and Leases, Still Accruing	15,576	6,161	8,205	8,264	7,581

Total non-performing loans and leases	235,665	186,475	111,636	97,672	73,816

OTHER REAL ESTATE OWNED:	59,269	59,265	62,072	51,477	47,450

Total Non-performing Assets	$294,934	$245,740	$173,708	$149,149	$121,266

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	1.78%	2.55%	0.92%	0.72%	0.62%
Allowance for credit losses to net loans and leases	1.95%	1.80%	1.48%	1.42%	1.39%
Allowance for credit losses to non-performing assets	64.04%	71.64%	83.35%	93.03%	111.02%
Allowance for credit losses to non-performing loans and leases	80.15%	94.41%	129.70%	142.05%	182.39%
Non-performing loans and leases to net loans and leases	2.43%	1.91%	1.14%	1.00%	0.76%
Non-performing assets to net loans and leases	3.04%	2.51%	1.77%	1.53%	1.25%

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	March 31, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,809,884	$128,299	5.30%
Held-to-maturity securities:
Taxable	851,525	9,525	4.54%
Tax-exempt	215,250	3,786	7.13%
Available-for-sale securities:
Taxable	859,757	8,386	3.96%
Tax-exempt	72,396	1,279	7.16%
Short-term investments	170,734	103	0.24%

Total interest earning assets and revenue	11,979,546	151,378	5.12%
Other assets	1,340,608
Less: allowance for credit losses	(192,983)

Total	$13,127,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,568,045	$9,392	0.83%
Savings	748,342	889	0.48%
Other time	3,741,938	21,529	2.33%
Short-term borrowings	564,191	587	0.42%
Junior subordinated debt	160,312	2,855	7.22%
Long-term debt	112,764	1,524	5.48%

Total interest bearing liabilities and expense	9,895,592	36,776	1.51%
Demand deposits — noninterest bearing	1,819,945
Other liabilities	146,225
Total liabilities	11,861,762
Shareholders’ equity	1,265,409

Total	$13,127,171

Net interest revenue		$114,602

Net interest margin			3.88%
Net interest rate spread			3.62%
Interest bearing liabilities to interest earning assets			82.60%

Net interest tax equivalent adjustment		$2,720

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,821,066	$130,671	5.28%
Held-to-maturity securities:
Taxable	878,452	10,239	4.62%
Tax-exempt	209,242	3,682	6.98%
Available-for-sale securities:
Taxable	892,191	8,676	3.86%
Tax-exempt	72,902	1,344	7.31%
Short-term investments	92,651	61	0.26%

Total interest earning assets and revenue	11,966,504	154,673	5.13%
Other assets	1,267,510
Less: allowance for credit losses	(168,842)

Total	$13,065,172

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,155,330	$9,023	0.86%
Savings	717,630	900	0.50%
Other time	3,748,894	23,445	2.48%
Short-term borrowings	713,972	405	0.23%
Junior subordinated debt	160,312	2,865	7.09%
Long-term debt	303,301	3,011	3.94%

Total interest bearing liabilities and expense	9,799,439	39,649	1.61%
Demand deposits — noninterest bearing	1,826,763
Other liabilities	171,981

Total liabilities	11,798,183
Shareholders’ equity	1,266,989

Total	$13,065,172

Net interest revenue		$115,024

Net interest margin			3.81%
Net interest rate spread			3.52%
Interest bearing liabilities to interest earning assets			81.89%

Net interest tax equivalent adjustment		$2,677

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,808,427	$130,957	5.30%
Held-to-maturity securities:
Taxable	998,773	11,799	4.69%
Tax-exempt	199,360	3,373	6.71%
Available-for-sale securities:
Taxable	889,278	8,591	3.83%
Tax-exempt	69,737	1,251	7.12%
Short-term investments	62,334	47	0.30%

Total interest earning assets and revenue	12,027,909	156,020	5.15%
Other assets	1,285,360
Less: allowance for credit losses	(146,212)

Total	$13,167,057

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,010,281	$9,038	0.89%
Savings	716,155	936	0.52%
Other time	3,726,754	25,535	2.72%
Short-term borrowings	1,071,144	544	0.20%
Junior subordinated debt	160,312	2,884	7.14%
Long-term debt	286,285	2,814	3.90%

Total interest bearing liabilities and expense	9,970,931	41,751	1.66%
Demand deposits — noninterest bearing	1,747,021
Other liabilities	184,006

Total liabilities	11,901,958
Shareholders’ equity	1,265,099

Total	$13,167,057

Net interest revenue		$114,269

Net interest margin			3.77%
Net interest rate spread			3.49%
Interest bearing liabilities to interest earning assets			82.90%

Net interest tax equivalent adjustment		$2,533

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,896,890	$131,313	5.32%
Held-to-maturity securities:
Taxable	1,040,896	12,218	4.71%
Tax-exempt	186,473	3,316	7.13%
Available-for-sale securities:
Taxable	919,217	8,721	3.81%
Tax-exempt	69,960	1,270	7.28%
Short-term investments	21,727	25	0.47%

Total interest earning assets and revenue	12,135,163	156,863	5.18%
Other assets	1,270,193
Less: allowance for credit losses	(144,570)

Total	$13,260,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,948,759	$9,738	0.99%
Savings	719,281	928	0.52%
Other time	3,634,336	26,496	2.92%
Short-term borrowings	1,340,244	470	0.14%
Junior subordinated debt	160,312	2,928	7.33%
Long-term debt	286,294	2,813	3.94%

Total interest bearing liabilities and expense	10,089,226	43,373	1.72%
Demand deposits — noninterest bearing	1,756,861
Other liabilities	163,749

Total liabilities	12,009,836
Shareholders’ equity	1,250,950

Total	$13,260,786

Net interest revenue		$113,490

Net interest margin			3.75%
Net interest rate spread			3.46%
Interest bearing liabilities to interest earning assets			83.14%

Net interest tax equivalent adjustment		$2,550

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	March 31, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,873,692	$131,339	5.39%
Held-to-maturity securities:
Taxable	1,146,772	13,141	4.65%
Tax-exempt	182,051	3,247	7.23%
Available-for-sale securities:
Taxable	891,699	9,038	4.11%
Tax-exempt	73,814	1,358	7.46%
Short-term investments	19,123	71	1.51%

Total interest earning assets and revenue	12,187,151	158,194	5.26%
Other assets	1,277,538
Less: allowance for credit losses	(139,811)

Total	$13,324,878

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,090,821	$12,248	1.21%
Savings	697,639	936	0.54%
Other time	3,419,180	25,833	3.06%
Short-term borrowings	1,588,229	959	0.24%
Junior subordinated debt	160,312	2,955	7.48%
Long-term debt	286,306	2,811	3.98%

Total interest bearing liabilities and expense	10,242,487	45,742	1.81%
Demand deposits — noninterest bearing	1,700,792
Other liabilities	142,628

Total liabilities	12,085,907
Shareholders’ equity	1,238,971

Total	$13,324,878

Net interest revenue		$112,452

Net interest margin			3.74%
Net interest rate spread			3.45%
Interest bearing liabilities to interest earning assets			84.04%

Net interest tax equivalent adjustment		$2,576

BancorpSouth, Inc.
Reconciliation of Tangible assets and Tangible Shareholders’ Equity to
Total Assets and Total Shareholders’ Equity
(Dollars in thousands)
(Unaudited)

	March 31,
	2010	2009

Tangible Assets (a):
Total assets	$13,230,190	$13,458,364
Less: Goodwill	270,097	269,062
Other identifiable intangible assets	22,517	26,805

Total tangible assets	$12,937,576	$13,162,497

Tangible Shareholders’ Equity(a):
Total shareholders’ equity	$1,264,884	$1,255,659
Less: Goodwill	270,097	269,062
Other identifiable intangible assets	22,517	26,805

Total tangible shareholders’ equity	$972,270	$959,792

Tangible shareholders’ equity to tangible assets	7.52%	7.29%

(a)	BancorpSouth, Inc. utilizes tangible assets and tangible shareholders’ equity measures when evaluating the performance of the Company. Tangible shareholders’ equity is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets. Tangible assets are defined by the Company as total assets less goodwill and other identifiable intangible assets. The Company believes the ratio of tangible equity to tangible assets to be an important measure of financial strength of the Company.